QILU BANK

Qilu Bank

Mortgage Contract of Maximum Amount for Goods Control and Financing

(First version in 2010)

Contract No. 2011 L.S.D.L.K.H.Z.G.Z.Z. No. 007

Pledgee (Party A): Jinan East Lishan Road Branch of Qilu Bank Co., Ltd.
Domicile: No. 112, Jiefang Road, Jinan City
Principal: Liu Wei
Tel: 82905066
Fax: 82905066
Post code: 250013

Pledger (Party B): Shandong Global Pharm Co., Ltd.
Domicile: No. 80, Jiangjun Road, Jinan City
Principal: Song Yanliang
Bank of deposit:
Account No.
Tel:
Fax:
Post code:

To guarantee the performance of the debts under Article 1 of this Contract, the pledger is willing to provide its property with legal disposal right as the mortgage for the creditor’s right of pledgee. Party A and Party B reached this Contract through friendly negotiation in accordance with Property Law of the People’s Republic of China and Guarantee Law of The People's Republic of China and relevant laws and regulations.

Article 1: Main contract and maximum debt amount guaranteed
(1)
The main contract refers to Credit Granting Contract of Legal Person (L.S.D.L.F.S.Z.No.007 in 2011) signed between Shandong Global Pharm Co., Ltd. (hereinafter referred to as “the debtor”) and the creditor on April 27, 2011. The pledger reviewed and known the clauses of the main contract, and is bound by the main contract as well as assume the relevant responsibilities. According to the main contract, the debtor and pledgee will sign the detailed loan contracts (hereinafter referred to as “the Detailed Contracts”). The Detailed Contracts are the indivisible part of the main contract.

(2)
The maximum debt amount guaranteed in this Contract is RMB 6 million, (or other currencies and amounts converted according to the foreign exchange rate declared by pledgee while the debtor transacts with the pledgee).

(3)
Within the validity of credit granting limit (from April 27, 2011 to Oct. 27, 2011) and credit granting limit agreed in the main contract, the debtor can apply for the recyclable granting limit. The beginning date, expiration date, interest rate and amount of each business shall be based on the detailed contracts, loan notes or debt certificate.

(4)
Within the validity of credit granting limit and credit granting limit agreed in the main contract, the pledgee shall not handle the guarantee procedures when dealing with the detailed granting business.

Article 2: Guarantee scope

The scope guaranteed in the mortgage covers all the pledgee’s rights under the main contact and the Detailed Contract, including but not limited in the creditor’s right, interest, default interest, compound interest, liquidated damages, indemnity, maintenance fees for guaranteed property, inquiry fees, registration fees, notarial fees, premium, drawing fees, expenses for performing the debt right and guarantee right (including but not limited in legal costs, property preservation cost, execution cost, arbitration cost, counsel fee, travelling cost, appraisal cost, auction cost and transfer cost, etc.)

Article 3: The mortgaged property

(1)
The mortgaged property in this Contract refers to the goods (“the mortgaged goods”), deposit, regular deposit certificates and bond certificate owned by Party B and stored in the warehouse entrusted by Party A (“the supervisor”).

(2)
During the duration period of mortgage right, the value of the mortgaged goods provided by Party B shall not be lower than RMB 6 million, and the mortgage rate (credit granting limit/mortgaged goods value) is not higher than 50%. The determination way of mortgaged goods value shall comply with the regulations of Article 7.

(Notes: The value multiplier shall be not higher than 70%, and the value multiplier of the products with major fluctuations and short lift cycle shall be reduced).

(3)
During the duration period of mortgage right, Party B can replace the goods with the deposit, regular deposit certificates and bond certificate. The replaced goods value shall be calculated as follows: Replaced goods value = (amount of deposit, regular deposit certificates and bond certificate)/mortgage rate.

Party B shall remit the deposit in the deposits’ account of Party A or deliver the regular deposit certificates and bond certificate to Party A; Party B shall apply for drawing the replaced mortgaged goods from Party A after the sealing of List of Mortgaged Goods (see the attachment 1).

(4)
When signing the Contract, Party B shall confirm the List of Mortgaged Goods (see the attachment 1) issued for the mortgaged goods by the supervisor, and Party B shall authorize the operator to sign or seal or affix the seal officially. The List of Mortgaged Goods is the initial mortgaged goods list under this Contract.

After signing the Contract and before Party B pays off Party A’s debt, Party B shall deliver the goods successively to the supervisor entrusted by Party A, and confirm the List of Mortgaged Goods according to the agreed method. The List of Mortgaged Goods after confirmation is regarded as the additional mortgage goods list under this Contract.

Party A and Party B shall confirm that when Party B delivers the goods to the supervisor and affirm the List of Mortgaged Goods, which will be deemed as receiving the additional mortgaged goods under the List of Mortgaged Goods, and it needs no separate signing of mortgage change contract.

(5)
The mortgaged goods shall be based on the List of Mortgaged Goods. If the mortgaged goods are not clearly agreed, or the agreed goods are not consistent with the actually delivered goods, it shall be based on the actually delivered goods.

Article 4: Party A and Party B confirm that whether the mortgaged goods delivered at the signing date of the Contract by Party B, or the additional mortgaged goods in the supervision period, the scope of which is stilled limited in the following goods:

(manufacturer)	(products)

(manufacturer)	(products)

(manufacturer)	(products)

(manufacturer)	(products)

(manufacturer)	(products)

Article 5: Party B authorizes its operator to sign on the List of Mortgaged Goods agreed in Article 3 of this Contract, and the detailed information of authorized operator is as follows:

Name	Dong Dong	Sex	Male
Age	26	Address	No. 80, Jiangjun Road, Jinan City
ID No.	370123198506023411
Signature	Dong Dong

The effective seal of List of Mortgaged Goods issued by Party B is as follows:

Shandong Global Pharm Co., Ltd.

It is effective that Party B affix the official seal on List of Mortgaged Goods.

If Party B changes the operator and seal, it shall notify Party A and supervisor and sign the additional supplementary agreement.

Article 6: Party B guarantees to have the ownership or disposal right of the mortgaged goods, and it shall also guarantee that the mortgaged goods have no other rights or debt disputes and no ownership disputes, and the mortgaged goods will not be sealed up and detained.

Article 7: Party A and Party B confirm that, Party A has right to regard the lower one between market price and purchase price of the same kind mortgaged goods as the value of mortgaged goods, and regard the lower one of different kind of mortgaged goods prices as the calculation standard to determine the total control volume of the mortgaged goods.

Party A and Party B agree that the market price of mortgaged goods shall be determined by the price issued by the state professional web__________________ (website:____________________) or industry association__________________. If the website or industry association has no price to issue, Party A has right to determine based on the price issued by the relevant institute.

Party A and Party B agree that the purchase price of the mortgaged goods shall be determined by the price noted on value-added invoice issued by the manufacturer when Party B purchases the mortgaged goods from the manufacturer.

Party A and Party B agree that the total control volume of the mortgaged goods shall be based on the volume determined in the newest Lowest-demand Notice of Stored Mortgaged Goods issued by Party A for the supervisor.

Article 8: Party A and Party B agree that Party A has right to adjust the total control volume of the mortgaged goods if one of the following situations occurs:

(1)
If the market price of the mortgaged goods is higher than the price determined by the price standard stipulated in Article 7 of the Contract, Party A has right to determine to adjust the total control volume of the mortgaged goods or not.

(2)
If the market price of the mortgaged goods is lower than the price determined by the price standard stipulated in Article 7 of the Contract, Party A has right to increase the total control volume of the mortgaged goods.

If the situation prescribed in (2) of this Article occurs, Party A sends the written notification to Party B, Party B shall increase the mortgaged goods within 3 days after receiving the notification.

Article 9: Party A and Party B agree that, Party A has right to adopt the way of issuing Lowest-demand Notice of Stored Mortgaged Goods for the supervisor to control or adjust the total volume, without need to get the permission of Party B. Within the total control volume of mortgaged goods limited by Party A, Party B has no right to draw the mortgaged goods, and the supervisor also has right to refuse the drawing request of Party B.

Article 10: If the total storage volume of the mortgaged goods exceeds the control volume of Party A, for the exceeding part, Party A shall authorize the supervisor to draw according to the application of Party B, excluding the additional indication or notification of Party A.

Article 11: Party B promises that, if the mortgaged goods have adverse conditions during the duration period of mortgage right (including but not limited in the loss, damage and deterioration), Party B shall waive a claim of Party A.

Article 12: After Party B pays off the debts of Party A under this agreement, Party A shall issue the Lowest-demand Notice of Stored Mortgaged Goods to the supervisor with the control amount of zero.

Article 13: If one of the following situations occur, Party A has right to request Party B to provide the new guarantee within three days after Party B receives the notification of Party A, or request Party B to return the loan of Party A, or request Party B to increase the total volume of the mortgaged goods.
(1)	When the market price of the mortgaged goods decreases by 10% of the price determined by the price standard stipulated in Article 7 of the Contract;
(2)	Party A increases the opening part for the credit granting business;
(3)	The mortgaged goods are damaged or lost;
(4)	The mortgaged goods have or may have quality problems;
(5)	Other situations that Party A considers to harm the realization of mortgage right.
When the abovementioned situations occur, if Party B refuses to provide the new guarantee, or refuses to remit the relevant deposit in the deposit account or repay the loan, or refuses to increase the total control volume of the mortgaged goods, Party A has right to refuse providing the credit granting for Party B, and has right to request Party B to pay off the debts of Party A; besides, Party A also has right to draw the mortgaged goods, and makes auction and sells the goods, the payment from which shall be compensated to Party A in priority; or the payment from the compensation of goods damage and losses shall be compensated to Party A in priority.

Article 14: Before Party A sends the Lowest-demand Notice of Stored Mortgaged Goods to the supervisor with the control amount of zero, Party B shall not mortgage the goods mortgaged to Party A to any units and individuals except for Party A.

Article 15: During the duration period of the mortgage right, if the mortgaged goods are damaged or involved in the insurance matters owing to the behavior of the third Party, Party B irrevocably authorizes Party A to receive the compensations paid by the third person or the insurance department, the compensations are used for paying the main debts in advance or drawing in the notary department; if the compensations cannot pay off the debt principal and relevant fees under the main contract, Party B shall provide other property guarantee approved by Party A for the balance part; as for the part that the mortgaged goods value is not reduced, it shall still be regarded as the debt guarantee.

Article 16: During the mortgage right duration period, without the written permission of Party A, Party B shall not grant, transfer, mortgage or dispose the mortgaged goods under this contract in any other ways, whether the mortgaged goods are disposed entirely or partly.
If Party A makes written permission to agree that Party B disposes the goods entirely or partly, any contracts, agreements and attachments concerning the disposal of the mortgaged goods signed with the third party shall get the written permission of Party A; otherwise, whether Party A knows before or after the matter, Party A has right to cancel its agreement on disposal. If Party B can dispose the mortgaged goods entirely or partly with the permission of Party A, the payments shall be paid for the main debts to Party A by the third person, or drawn to the notary department.

Article 17: During the mortgage right duration period, if Party B involves in the lawsuits, arbitration or other legal disputes owing to other reasons out of this Contract, Party B shall notify Party A in the written form at that day when receiving the first notification issued by the enforcing department; if Party A considers that it may affect the safety of the creditor’s right, Party A has right to announce that the debts under the main contract expires entirely or partly, and execute the mortgage right.

Article 18 When Party A recovers the creditor’s right in advance according to the main contracts, Party A has the right to perform the mortgage in advance and enjoy preferred payments with the mortgaged goods disposition amount according to the Contract.

Article 19 Agreed by Party A and Party B, if the creditor’s right under the main contracts has not been paid at the expiration or Party B fails to pay the debts in advance according to the main contract, Party A has the right to perform the mortgage according to the following methods:
(1)	Enjoy preferred payments through discounting the mortgaged goods agreed by the Contract;
(2)	Enjoy preferred payments with sales amount of the mortgaged goods agreed by the Contract;
(3)	Enjoy preferred payments with auction amount of the mortgaged goods agreed by the Contract;
(4)	Have the right to directly deduct from the mortgage fixed deposit receipt and national debt voucher;
(5)	Enjoy preferred payments in other methods permitted by laws and regulations.

Before having the above condition, Party B shall pay the debts to Party A with the disposition amount of the mortgaged goods according to the mortgaged goods disposition method selected by Party A.

Article 20 For modification and change on the main contracts clause agreed by Party A and Party B, Party B shall confirm to continue to assume the mortgage guaranty responsibility for the main contracts changed.

Article 21 After the Contract taking effect, Party A has the right to transfer the mortgage agreed by the Contract and the principal creditor’s right to the third person.

Article 22 If Party B fails to perform the obligation according to the main contract, whether Party A has other guaranties to the creditor’s right under the main contracts (including but not limit to the guaranty methods of guarantee, pledge and mortgage), Party A has the right to firstly and directly require Party B to assume the guaranty responsibility within its guaranty scope.

Article 23 If Party B fails to perform or fully perform the Contract, it is deemed as the breach of contract. If Party B breaks the Contract, Party A has the right to perform mortgage in advance. Meanwhile, Party B shall pay liquidated damage to Party A according to 10% of the debts principal and interest unpaid under the main contracts within ten business days since the occurrence date of the event of default. If Party B delays to pay the liquidated damage, the overdue fee shall be charged according to 5/10000 of the amount delayed for each overdue day.

Article 24 The expenses of notarization, appraisal, insurance, inspection, verification, drawing, keeping and transportation under the Contract shall be assumed and directly paid by Party B.

Article 25 The principal creditor's rights guaranteed shall be determined if one of the following conditions occur:
1.	The performance period of the last credit granting business happened within the valid term of the credit line agreed by Party A and Party B expires;
2.	It is impossible to occur new creditor’s right;
3.	The mortgaged goods are sealed up and detained;
4.	Party B is announced to go bankrupt or is cancelled;
5.	Other situations for creditor’s right determination regulated by the law.
The above guaranteed principal creditor’s right shall be determined to have the following effect: When the guaranteed principal creditor’s right is determined, the creditor’s right unpaid under the main contracts, whether the performance period of the creditor’s right expires or has additional conditions, shall belong to the scope of the mortgage guaranty; and when the guaranteed principal creditor’s right is determined, all amount excluding the principal creditor’s right agreed in Article 2 of the Contract, whether it occurs when determining, shall belong to the scope of the mortgage guaranty.

Article 26 Any modification, change and explanation of the Contract shall be in written and the Contract continues to be effective before entering new written agreement.

Article 27 Disputes aroused by the performance, explanation or the relevant matters of the Contract shall be solved by the parties concerned through negotiation; and if the negotiation fails, it shall be governed by the People’s Court of the location of Party A.

Article 28 The Contract has the enforceability after being notarized by the notarization department; if Party B fails to perform or fully perform the obligation agreed by the Contract, it shall be willing to directly accept the enforcement of the People’s Court with the jurisdiction.

Article 29 The Contract shall take effect after meeting the following conditions at the same time:
(1)	The principal of Party A signs, affixes the official seal or the contract seal;
(2)	The legal representative of Party B signs and affixes the official seal.
The mortgage shall be set since the date that Party B transfers the mortgaged goods and the relevant document of title to Party A or the occupation date of Party A’s entrusted supervisor. The List of Mortgaged Goods is an integral part of the Contract and has the equal legal effect with the Contract.

Article 30 The Contract has _____ copies, with Party A and Party B holding _______ respectively, and one shall be delivered to the notarization department, covering the equal legal force.

Article 31 Statement of Party B:
(1)	Party B knows about Party A’s business scope and authority clearly.
(2)
Party B has read all clauses of the Contract. Required by Party B, Party A has explained the corresponding clauses. Party B knows and fully understands meanings of clauses of the Contract and the corresponding legal effect.

(3)	Party B has the right to sign the Contract.

Party A (seal): Jinan East Lishan Road Branch of Qilu Bank Co., Ltd.
Principal or authorized agent (signature): Liu Wei

Party B: Shandong Global Pharm Co., Ltd.
Legal representative or authorized agent (signature): Song Yanliang

Date:
Signing place:

Attachment 1
List of Mortgaged Goods (Confirmation Receipt of Mortgage)
(Issued by the supervisor and confirmed by the pledger)
No.______________

To Jinan East Lishan Road Branch of Qilu Bank Co., Ltd.,
The pledger stores goods listed in the following table to the warehouse/location with the use right belonged to the supervisor, and to be kept by the supervisor. The supervisor agrees to keep the above goods and perform the supervision and management responsibilities according to the relevant agreement.
The pledger mortgages goods listed in the following table to your bank and the pledger guarantees that it has legal ownership to the goods and the goods have no defect, dispute, mortgage and re-mortgage conditions. The pledger shall also be responsible for the accuracy and legality of all documents and materials related to the mortgage. The mortgaged goods have been delivered to the supervisor designated by your company for occupation, keeping, supervision and management as the mortgage guaranty of the debts under No. 007 Comprehensive Credit Granting Contract of Legal Person of Qilu Bank (L.S.D.L.F.S.Z.) in 2011. The List is the indivisible attachment of No. 007 Mortgage Contract of Maximum Amount for Goods Control and Financing Of Qilu Bank (L.S.D.L.K.H.Z.G.Z.Z.) in 2011.
During the period of supervision and management, the lowest value of the mortgaged goods shall not be less than RMB 6 million. When the actual value or actual quantity of the mortgaged goods is equal to the lowest value or quantity of the mortgaged goods, the pledger shall handle the procedure for goods picking up according to No.007 Warehouse & Storage Supervision and Management Agreement (Q.L.Y.L.S.D.L.C.J.Z.) in 2011.

The goods details:
Name	Specification	Weigh	Quantity	Manufacturer	Unit price	Certificate No.	Goods section No.

Seal (signature specimen) of goods owner (pledger): Shandong Global Pharm Co., Ltd.

Our company has received the No.007-1 Inquiry and Pledge Notice jointly signed by your company and the pledger and confirmed that our company agrees to keep the goods (details see the above table) stored in our warehouse/location by the pledger, and knew that the pledger’s goods (details see the above table) kept by our company has been mortgaged to your bank. The above mortgaged goods are really under the occupation, keeping, supervision and management of our company. Our company will perform the occupation, keeping, supervision and management responsibilities strictly according to the No.007 Warehouse & Storage Supervision and Management Agreement (Q.L.Y.L.S.D.L.C.J.Z.) in 2011.
During the period of supervision and management of our company, the lowest value of the mortgaged goods shall not be less than RMB 6 million. When the actual value or actual quantity of the mortgaged goods is equal to the lowest value or quantity of the mortgaged goods, the procedure for goods picking up shall be handled for the pledger (and its designator) according to the Warehouse & Storage Supervision and Management Agreement.
The List of Mortgaged Goods constitutes the confirmation to the mortgaged goods.

Seal (signature specimen) of supervisor: Shandong Yayin Assets Management Co., Ltd.

Attachment 2
Entrusted Sales Agreement

Party A: _____________ of Qilu Bank Co., Ltd.
Party B: ___________________ (the pledger)

In accordance with No. ____ Comprehensive Credit Granting Contract of Legal Person of Qilu Bank (_________F.S.Z.) in______, Party A provides RMB_________ to Party B and Party A accumulatively provides RMB________ financing to Party B. As of _____________, totally RMB ___________ debt principal and interest have not been paid by Party B. In order to guarantee that Party B pays the debt, Party A and Party B have entered No._____ Mortgage Contract of Maximum Amount for Goods Control and Financing of Qilu Bank (_________K.H.Z.G.Z.Z.) in_____.
According to Party B’s operation situation, market situation of the mortgaged goods and agreements in the Comprehensive Credit Granting Contract of Legal Person of Qilu Bank and the Mortgage Contract of Maximum Amount for Goods Control and Financing of Qilu Bank, Party A and Party B have entered the following Agreement through equal negotiation:
1.
Party B agrees and authorizes Party A to sell the mortgaged goods under the Mortgage Contract of Maximum Amount for Goods Control and Financing of Qilu Bank and all Party A’s acts meeting the Agreement shall be regarded as Party B’s acts.

2.
When Party A sells the mortgaged goods of Party B, if Party B timely issues the VAT invoice, the sales unit price of the mortgaged goods shall not be less than_________; if Party B fails to timely issue the VAT invoice, Party A has the right to sell the mortgaged goods with the tax-excluded price and the sales unit price shall not be less than________; and the taxes and dues shall be paid by the purchaser after Party B issuing the VAT invoice.

3.	Party A shall accord with the mortgaged goods sales agreement signed based on the Agreement and Party B shall admit its legal force.
4.	Amount aroused by mortgaged goods sales shall be used for paying all debts of the principal debtor to Party A.
5.	Party B shall assume the expenses caused by mortgaged goods sales and Party A shall not propose any remuneration from Party B.
6.	The Agreement shall take effect after being sealed by both parties.
7.
Any dispute under the Agreement shall be performed according to regulations in the Comprehensive Credit Granting Contract of Legal Person of Qilu Bank and the Mortgage Contract of Maximum Amount for Goods Control and Financing of Qilu Bank.

Party A:
Principal or authorized agent:

Party B: Shandong Global Pharm Co., Ltd.
Legal representative: Song Yanliang

Date:
Signing place (location of bank):